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                                                                    EXHIBIT 23.1






                         CONSENT OF INDEPENDENT AUDITORS

             We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the North Coast Energy, Inc. 1999 Employee Stock Option Plan of our report dated June 29, 2000 with respect to the consolidated financial statements of North Coast Energy, Inc. included in the Annual Report on Form 10-K for the year ended March 31, 2000 and of our report on the Financial Statement Schedules which appears in such Annual Report on Form 10-K.

                              HAUSSER + TAYLOR, LLP



Cleveland, Ohio
August 10, 2000